UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 30, 2016

Date of Report (Date of earliest event reported)

Modern Round Entertainment Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55212	90-1031365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7333 East Doubletree Ranch Road, Suite D-250

Scottsdale, Arizona

85258

(Address of Principal Executive Offices) (Zip Code)

(480) 219-8439

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to Item 2.03 of this Current Report on Form 8-K. The disclosure contained in Item 2.03 and the information contained in Exhibit 10.11(a) attached hereto is hereby incorporated by reference in its entirety into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Our wholly owned subsidiary, Modern Round, Inc., a Nevada corporation, or Modern Round, entered into a First Amendment to Loan and Security Agreement, dated as of June 30, 2016, or the Amendment, with (i) Black Powder Management, L.L.C., a Nevada limited liability company, or Black Powder, and (ii) BK Entertainment LLC, an Arizona limited liability company, or BK Entertainment and together with Black Powder, each, a Lender and collectively, Lenders. The principal of Black Powder serves on our Board of Directors and is an indirect 10% stockholder of our company. The principal of BK Entertainment also serves on our Board of Directors, and BK Entertainment is a 10% stockholder of our company. Pursuant to the Amendment, Lenders have agreed to increase the revolving credit loan to Modern Round during the Commitment Period (as defined in the Loan and Security Agreement), to an aggregate principal amount at any one time outstanding not to exceed $2,000,000. Except as described above, all other terms and provisions of the Loan and Security Agreement, as described in our Current Report on Form 8-K filed with the SEC on May 16, 2016, remain effective.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.11(a).

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit

10.11(a)	First Amendment to Loan and Security Agreement, dated as of June 30, 2016, by and among Modern Round, Inc., Black Powder Management, L.L.C., and BK Entertainment LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN ROUND ENTERTAINMENT
CORPORATION

Date: July 7, 2016	By:	/s/ Ronald L. Miller, Jr.
Ronald L. Miller, Jr., Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

10.11(a)	First Amendment to Loan and Security Agreement, dated as of June 30, 2016, by and among Modern Round, Inc., Black Powder Management, L.L.C., and BK Entertainment LLC